Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter

and Year-End Results

•	Fiscal 2008 pro forma EPS up 94%, drove cash flow from operations of $27.5 million

•	Q4 revenue of $48.8 million and pro forma EPS of $0.10, at high end of guidance

•	Stock repurchase program expanded by additional $5.0 million

Miami, FL – February 24, 2009 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the fourth quarter and fiscal year, which ended January 2, 2009.

Fourth quarter 2008 revenue was $48.8 million, a 9% increase (a 15% increase, adjusting for constant currency) from the same period in 2007, driven by a 13% growth (a 23% increase, adjusting for constant currency) in The Hackett Group (excluding Technology Solutions). Pro forma diluted earnings per share were $0.10, up 25% in the fourth quarter of 2008, as compared to $0.08 in the fourth quarter of 2007. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.14 in the fourth quarters of 2008 and 2007. GAAP diluted earnings per share for the fourth quarter of 2007 benefitted by $2.2 million, or $0.05 per share, from the recovery of the previously disclosed U.K. tax misappropriation.

Fiscal year 2008 revenue was $192.1 million, an increase of 9% (a 10% increase, adjusting for constant currency) from the previous fiscal year, driven by a 19% growth (a 21% increase, adjusting for constant currency) in The Hackett Group (excluding Technology Solutions). Pro forma diluted earnings per share were $0.33, up 94% for the fiscal year 2008, as compared to $0.17 for the previous fiscal year. GAAP diluted earnings per share were $0.43, up 115% for the fiscal year 2008, as compared to $0.20 for the previous fiscal year.

At the end of the fourth quarter of 2008, the Company’s cash balances were $34.4 million, including marketable investments and restricted cash. During the fourth quarter of 2008, the Company repurchased approximately 0.9 million shares of its common stock at $3.08, for a total cost of $2.9 million. For the fiscal year 2008, the Company repurchased approximately 4.5 million shares of its common stock at $4.27, for a total cost of $19.1 million. As of the end of the fourth quarter, approximately $2.0 million remained available under the Company’s share repurchase program. On February 19, 2009, the Board of Directors authorized an additional $5.0 million increase to the share buyback program.

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“We are proud of the significant improvement in our operating results, especially given the rapidly deteriorating economic environment encountered in the second half of the year,” stated Ted Fernandez, Chairman & CEO of The Hackett Group. “We are cognizant that 2009 will be a more volatile environment; however, we know that we are well prepared to optimize our opportunity given the strategic value of our offerings.”

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2009 to be in the range of $39.0 million to $42.0 million and estimates pro forma diluted earnings per share to be in the range of $0.01 to $0.04. Incorporated in the Company’s guidance is the unfavorable impact from the recent decline in foreign currencies which will reduce quarterly revenue in the first quarter of 2009 by approximately $2.0 million and pro forma diluted earnings per share by $0.02, compared to the same period in the previous year.

Other Highlights

Finance Shared Services Book of Numbers Research – New Book of Numbers research from The Hackett Group found that Finance Shared Service Organizations (SSOs) have achieved dramatic improvements in cost and productivity. But while SSOs have been rewarded by these improvements, business expectations are now forcing companies to seek further performance improvement actions. The Hackett Group’s research found that companies seeking to become meaningful strategic enablers for their respective organizations are implementing global service delivery models that incorporate transaction processing centers in low-cost regions, centers of excellence, and strategic onsite support functions for analysis and decision-making.

Recession Performance Research – New research from The Hackett Group offered companies strategic recommendations designed to generate significant cost reductions. These savings could potentially offset an expected drop in profit margins of 20-30% at typical Global 1000 companies.

Offshoring Research – New research from The Hackett Group showed that Global 1000 companies are significantly accelerating their movement of back office jobs to other low-cost labor markets. According to The Hackett Group, over 350,000 jobs in corporate finance, IT, HR, and procurement will move offshore in 2009 and 2010 alone, bringing the total number of back office jobs in these key areas being done offshore to over 800,000. For the first time, finance positions are now moving offshore more quickly than corporate IT jobs.

IMA Partnership – As part of a newly formed alliance with the Institute of Management Accountants (IMA), The Hackett Group launched a research study designed to assess the readiness of U.S. companies to move to International Financial Reporting Standards (IFRS). The study is designed to evaluate a range of key issues around IFRS adoption, including: companies’ planned timelines for IFRS adoption; the expected impact on organization, processes, and technology; implementation practices, including expected investments; and plans for internal training.

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At 5:00 P.M. ET on Tuesday, February 24, 2009 the senior management of The Hackett Group, Inc. (NASDAQ:HCKT - News), formerly known as Answerthink, Inc., will host a conference call to discuss fourth quarter earnings results for the period ending January 2, 2009.

The number for the conference call is (800) 857-9601, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 24, 2009 and will run through 5:00 P.M. ET on Tuesday, March 10, 2009. To access the rebroadcast, please dial (866) 491-2939. For International callers, please dial (203) 369-1727.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 24, 2009 and will run through 5:00 P.M. ET on Tuesday, March 10, 2009. To access the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

Founded in 1991, The Hackett Group was acquired by Answerthink, Inc. in 1997. Answerthink was renamed The Hackett Group, Inc. in 2008. The Hackett Group has global offices in the United States, Europe and Asia/Pacific.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

Page 4 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007
Revenue:
Revenue before reimbursements	$43,846	$40,473	$173,217	$158,973
Reimbursements	4,909	4,417	18,884	18,035

Total revenue	48,755	44,890	192,101	177,008

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $324 and $288 and $1,234 and $1,622 of stock compensation expense in the quarters and twelve months ended January 2, 2009 and December 28, 2007, respectively) (1)	24,034	22,047	96,844	91,853
Reimbursable expenses	4,909	4,417	18,884	18,035

Total cost of service	28,943	26,464	115,728	109,888

Selling, general and administrative costs (includes $646 and $558 and $2,824 and $2,390 of stock compensation expense in the quarters and twelve months ended January 2, 2009 and December 28, 2007, respectively) (1)	14,206	14,081	58,474	60,746
Collections from misappropriation	—	(2,224)	—	(2,574)

Total costs and operating expenses	43,149	38,321	174,202	168,060

Income from operations	5,606	6,569	17,899	8,948
Other income (expense):
Interest income	54	208	442	869
Interest expense	—	—	—	(94)
Loss on marketable investments	—	(450)	—	(450)

Income before income taxes	5,660	6,327	18,341	9,273
Income tax expense	212	31	465	278

Net income	$5,448	$6,296	$17,876	$8,995

Basic net income per common share:
Net income per common share	$0.14	$0.15	$0.44	$0.20
Weighted average common shares outstanding	38,936	42,872	40,471	44,127

Diluted net income per common share:
Net income per common share	$0.14	$0.14	$0.43	$0.20
Weighted average common and common equivalent shares outstanding	39,786	43,572	41,498	44,978

Pro forma data (2):
Income before income taxes	$5,660	$6,327	$18,341	$9,273
Stock compensation expense	970	846	4,058	4,012
Amortization of intangible assets	164	296	732	1,351
Professional fees related to the misappropriation	—	—	—	239
Collections from misappropriation	—	(2,224)	—	(2,574)
Loss on marketable investments	—	450	—	450

Pro forma income before income taxes	6,794	5,695	23,131	12,751
Pro forma income tax expense	2,718	2,278	9,252	5,100

Pro forma net income	$4,076	$3,417	$13,879	$7,651

Pro forma basic net income per common share	$0.10	$0.08	$0.34	$0.17
Weighted average common shares outstanding	38,936	42,872	40,471	44,127

Pro forma diluted net income per common share	$0.10	$0.08	$0.33	$0.17
Weighted average common and common equivalent shares outstanding	39,786	43,572	41,498	44,978

(1)	Certain items in the quarter and twelve months ended December 28, 2007 have been reclassified to conform with the January 2, 2009 presentation. As a result, SGA for the second quarter, third quarter and fourth quarters of 2007 have been recast to $15,224, $14,978 and $14,081, respectively. In addition, personnel costs before reimbursable expenses for the second quarter, third quarter and fourth quarters of 2007 have been recast to $23,886, $23,363 and $22,047, respectively.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, collections and professional fees related to the misappropriation and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 2, 2009	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$32,060	$20,061
Marketable investments	1,727	7,032
Accounts receivable and unbilled revenue, net	25,481	29,735
Prepaid expenses and other current assets	3,021	1,586

Total current assets	62,289	58,414

Restricted cash	600	600
Property and equipment, net	5,767	5,709
Other assets	1,392	2,434
Goodwill, net	63,616	68,302

Total assets	$133,664	$135,459

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,711	$3,970
Accrued expenses and other liabilities	34,277	29,047

Total current liabilities	37,988	33,017
Accrued expenses and other liabilities, non-current	1,759	3,623

Total liabilities	39,747	36,640

Shareholders’ equity	93,917	98,819

Total liabilities and shareholders’ equity	$133,664	$135,459

Page 7 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	January 2, 2009	September 26, 2008	December 28, 2007
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (4)	$30,094	$29,876	$26,022
Executive Advisory Programs (5)	3,693	3,875	3,893

Total The Hackett Group	33,787	33,751	29,915

Hackett Technology Solutions (6)	14,968	16,657	14,975

Total Revenue	$48,755	$50,408	$44,890

Revenue Concentration:
(% of total revenue)

Top customer	6%	8%	5%
Top 5 customers	21%	20%	17%
Top 10 customers	30%	31%	28%

Key Metrics and Other Financial Data:

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands)	$409	$452	$411
Executive Advisory Programs—Annualized Contract Value (in thousands in USD) (3) (7)	$14,015	$14,780	$16,031
Executive Advisory Programs—Annualized Contract Value (in thousands in constant currency) (3) (7)	$15,286	$15,441	$16,031

Hackett Technology Solutions:
Hackett Technology Solutions consultant utilization rate	64%	74%	62%
Hackett Technology Solutions gross billing rate per hour	$168	$166	$161

Total Company:
Consultant headcount	547	566	552
Total headcount	724	747	739
Days sales outstanding (DSO)	51	56	60
Cash provided by operating activities (in thousands)	$11,361	$12,929	$8,320
Depreciation (in thousands)	$512	$522	$508
Amortization (in thousands)	$164	$180	$296

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	938	1,073	1,029
Cost of shares repurchased in the quarter (in thousands)	$2,889	$6,459	$4,208
Average price per share of shares purchased in the quarter	$3.08	$6.02	$4.09
Remaining authorization (in thousands)	$1,959	$4,848	$6,060

(3)	We define “Annualized Contract Value” as of the beginning of the following quarter as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(4)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(5)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(6)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.
(7)	Certain items in the quarter ended December 28, 2007 have been reclassified to conform with the January 2, 2009 presentation.